Exhibit 21.1

SUBSIDIARIES OF

VOYAGER LEARNING COMPANY (Delaware)

December 2006

Voyager Learning Company subsidiaries are 100% owned by

Voyager Learning Company unless otherwise indicated

Voyager Learning Company – Subsidiary	Incorporation

ProQuest Content Operations, Inc. *	Delaware

ProQuest Information Access Limited *	Canada

ProQuest Information and Learning Company *	Delaware

- ProQuest Brazil Limitada (Ltda) * (99% owned by ProQuest Information and Learning Company, 1% owned by Voyager Learning Company)	Brazil

- Softline Information, Inc. * (100% owned by ProQuest Information and Learning Company)	New Hampshire

- Norman Ross Publishing, Inc. * (100% owned by ProQuest Information and Learning Company)	New York

- Bigchalk, Inc. * (100% owned by ProQuest Information and Learning Company)	Delaware

- Homeworkcentral.com, Inc. * (100% owned by Bigchalk, Inc.)	Delaware

- Mediaseek Technologies, Inc. * (100% owned by Bigchalk, Inc.)	Canada

- SIRS Publishing, Inc. * (100% owned by ProQuest Information and Learning Company)	Florida

- Copley Publishing Group, Inc. * (100% owned by ProQuest Information and Learning Company)	Massachusetts

- LearningPage.com, Inc. * (100% owned by ProQuest Information and Learning Company)	Arizona

- Serials Solution, Inc. * (100% owned by ProQuest Information and Learning Company)	Washington

ProQuest U.K. Holdings Limited * (Formerly known as Bell & Howell A-V Limited)	United Kingdom

- ProQuest IPI Limited (dormant) * (Formerly known as Bell & Howell Information and Learning Limited) (100% owned by ProQuest U.K. Holdings Limited)	United Kingdom

- ProQuest Information and Learning Limited * (100% owned by ProQuest U.K. Holdings, Ltd.)	United Kingdom

- Chadwyck-Healey Espana, SL * (100% owned by ProQuest Information and Learning Ltd.)	Spain

Voyager Holding Corp. (100% owned by ProQuest Information and Learning Company in 2005. Currently 100% owned by Voyager Learning Company)	Texas

- ProQuest Learning I, LLC (100% owned by Voyager Holding Corp.)	Delaware

- ProQuest Learning II, LLC (100% owned by Voyager Holding Corp.)	Delaware

- Voyager Expanded Learning, LP (General Partner - ProQuest Learning I, LLC; Limited Partner - ProQuest Learning II, LLC)	Texas

* As of the date of this filing, no longer subsidiaries of Voyager Learning Company.

As of the date of this filing the corporate structure is as follows:

Voyager Learning Company	Delaware

- Voyager Expanded Learning, Inc. (100% owned by Voyager Learning Company)	Delaware